Exhibit 99.1

N E W S   R E L E A S E

CONTACT:
Mary Kerr
Vice President
Investor & Public Relations
(717) 751-3071
mkerr@bonton.com

THE BON-TON STORES, INC. ANNOUNCES EXTENSION OF
EXPIRATION DATE FOR EXCHANGE OFFER FOR
THE BON-TON DEPARTMENT STORES, INC.’S
8.00% SECOND LIEN SENIOR SECURED NOTES DUE 2021

York, PA, September 20, 2013 — The Bon-Ton Stores, Inc. (NASDAQ: BONT) (the “Company”) today announced that its wholly-owned subsidiary, The Bon-Ton Department Stores, Inc. (“Bon-Ton”), has extended the expiration date for its previously announced exchange offer from 5:00 p.m., New York City time, at the end of Thursday, September 19, 2013, to 5:00 p.m., New York City time, on Monday, September 23, 2013, unless further extended. All other terms, provisions and conditions of the exchange offer will remain in full force and effect. On August 20, 2013, the Company commenced its exchange offer to exchange up to $350,000,000 aggregate principal amount of its 8.00% Second Lien Senior Secured Notes due 2021 and related guarantees registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 8.00% Second Lien Senior Secured Notes due 2021 and related guarantees, which were issued in May 2013 in a transaction exempt from registration under the Securities Act.

As of 5:00 p.m., New York City time, at the end of September 19, 2013, Wells Fargo Bank, National Association, the exchange agent for the exchange offer, has advised that $342,055,000 aggregate principal amount of the outstanding notes had been tendered for exchange, representing approximately 97.73% of the outstanding notes.

A Form S-4 registration statement filed by the Company with the SEC regarding the exchange offer was declared effective by the SEC on August 20, 2013. The expiration date for the exchange offer is being extended to provide time for remaining outstanding 8.00% Second Lien Senior Secured Notes due 2021 to be exchanged.

This news release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful. A copy of the prospectus and other materials related to the exchange offer may be obtained from the exchange agent, Wells Fargo Bank, National Association, by calling (800) 344-5128.

About The Bon-Ton Stores, Inc.

The Bon-Ton Stores, Inc., with corporate headquarters in York, Pennsylvania and Milwaukee, Wisconsin, operates 272 department stores, which includes 10 furniture galleries, in 25 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner’s, Boston Store, Carson’s, Elder-Beerman, Herberger’s and Younkers nameplates.  The department stores offer a broad assortment of national and private brand fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings.  For further information, please visit the investor relations section of our website at http://investors.bonton.com.

Cautionary Note Regarding Forward-Looking Statements

Certain information included in this press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as “may,” “could,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “project,” “intend” or other similar expressions, involve important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company.   Factors that could cause such differences include, but are not limited to: risks related to retail businesses generally; a significant and prolonged deterioration of general economic conditions which could negatively impact the Company, including the potential write-down of the current valuation of intangible assets and deferred taxes; risks related to the Company’s proprietary credit card program; potential increases in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors; inflation; deflation; changes in the costs of fuel and other energy and transportation costs; weather conditions that could negatively impact sales; uncertainties associated with expanding or remodeling existing stores; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a data security breach or system failure; the ability to reduce or control SG&A expenses, including initiatives to reduce expenses and improve efficiency; operational disruptions; unsuccessful marketing initiatives; the failure to successfully implement our key strategies, including initiatives to improve our merchandising, marketing and operations; adverse outcomes in litigation; the incurrence of unplanned capital expenditures; the ability to obtain financing for working capital, capital expenditures and general corporate purpose; the impact of regulatory requirements including the Health Care Reform Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act; the inability or limitations on the Company’s ability to favorably adjust the valuation allowance on deferred tax assets; and the financial condition of mall operators.  Additional factors that could cause the Company’s actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company’s Form 10-K filed with the Securities and Exchange Commission.